Exhibit 99.1

Cirrus Logic Reports Q3 FY20 Revenue of $374.7 Million

Smartphone Volumes Drive Revenue Above Expectations

AUSTIN, Texas--(BUSINESS WIRE)--January 29, 2020--Cirrus Logic, Inc. (Nasdaq:CRUS) today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the third quarter fiscal year 2020, which ended Dec. 28, 2019, as well as the company’s current business outlook.

“Cirrus Logic’s revenue for the December quarter exceeded guidance as we experienced higher-than-anticipated volumes for certain components shipping into smartphones,” said Jason Rhode, chief executive officer. “During the quarter, development activities across existing and new product categories progressed, and the company continued to execute on key strategic initiatives. With a compelling pipeline of products addressing audio, voice and other signal-processing applications, we believe Cirrus Logic is well positioned for long-term success.”

Reported Financial Results – Third Quarter FY20

  Revenue of $374.7 million;
  GAAP and non-GAAP gross margin are 52.7 percent and 52.8, respectively;
  GAAP operating expenses of $124.8 million and non-GAAP operating expenses of $103.2 million; and
  GAAP earnings per share of $1.13 and non-GAAP earnings per share of $1.41.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – Fourth Quarter FY20

  Revenue is expected to range between $250 million and $290 million;
  GAAP gross margin to be between 51 percent and 53 percent; and
  Combined GAAP R&D and SG&A expenses to range between $115 million and $121 million, including approximately $14 million in stock-based compensation expense and $3 million in amortization of acquired intangibles;
  GAAP operating expense is expected to include a restructuring charge of approximately $22 million.

Cirrus Logic will host a live Q&A session at 5 p.m. EST today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 8287509).

Cirrus Logic, Inc.

Cirrus Logic is a leader in low-power, high-precision mixed-signal processing solutions that create innovative user experiences for the world’s top mobile and consumer applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information
To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense and effective tax rate impact on earnings per share, and effective tax rate. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement
Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our belief that Cirrus Logic is well positioned for long-term success, along with estimates for the fourth quarter fiscal year 2020 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock compensation expense, amortization of acquired intangibles and restructuring charges. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the fourth quarter of fiscal year 2020, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 30, 2019 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Dec. 28,	Sep. 28,	Dec. 29,	Dec. 28,	Dec. 29,
	2019	2019	2018	2019	2018
	Q3'20	Q2'20	Q3'19	Q3'20	Q3'19
Portable products	$344,870	$349,379	$288,640	$897,187	$824,950
Non-portable and other products	29,798	39,533	35,655	104,646	120,133
Net sales	374,668	388,912	324,295	1,001,833	945,083
Cost of sales	177,163	180,979	161,115	473,901	472,225
Gross profit	197,505	207,933	163,180	527,932	472,858
Gross margin	52.7%	53.5%	50.3%	52.7%	50.0%

Research and development	88,713	88,239	88,575	265,782	282,888
Selling, general and administrative	36,113	33,018	30,364	98,651	96,308
Total operating expenses	124,826	121,257	118,939	364,433	379,196

Income from operations	72,679	86,676	44,241	163,499	93,662

Interest income	2,392	2,250	1,740	6,927	4,712
U.K. pension settlement	-	-	(13,768)	-	(13,768)
Other (expense) income	(563)	(568)	101	(1,509)	(67)
Income before income taxes	74,508	88,358	32,314	168,917	84,539
Provision for income taxes	5,996	12,148	2,381	19,577	705
Net income	$68,512	$76,210	$29,933	$149,340	$83,834

Basic earnings per share:	$1.18	$1.31	$0.50	$2.56	$1.39
Diluted earnings per share:	$1.13	$1.27	$0.49	$2.47	$1.35

Weighted average number of shares:
Basic	58,188	58,011	59,511	58,247	60,482
Diluted	60,492	60,213	60,783	60,395	62,076

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended
	Dec. 28,	Sep. 28,	Dec. 29,	Dec. 28,	Dec. 29,
	2019	2019	2018	2019	2018
Net Income Reconciliation	Q3'20	Q2'20	Q3'19	Q3'20	Q3'19
GAAP Net Income	$68,512	$76,210	$29,933	$149,340	$83,834
Amortization of acquisition intangibles	6,470	6,722	7,630	20,420	33,763
Stock-based compensation expense	14,160	13,759	11,181	39,705	37,106
Restructuring costs	1,323	-	-	1,323	-
U.K. pension settlement	-	-	13,768	-	13,768
Adjustment to income taxes	(4,871)	(3,417)	(7,003)	(11,091)	(27,983)
Non-GAAP Net Income	$85,594	$93,274	$55,509	$199,697	$140,488

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$1.13	$1.27	$0.49	$2.47	$1.35
Effect of Amortization of acquisition intangibles	0.11	0.11	0.13	0.34	0.54
Effect of Stock-based compensation expense	0.23	0.23	0.18	0.66	0.60
Effect of Restructuring costs	0.02	-	-	0.02	-
Effect of U.K. pension settlement	-	-	0.23	-	0.22
Effect of Adjustment to income taxes	(0.08)	(0.06)	(0.12)	(0.18)	(0.45)
Non-GAAP Diluted earnings per share	$1.41	$1.55	$0.91	$3.31	$2.26

Operating Income Reconciliation
GAAP Operating Income	$72,679	$86,676	$44,241	$163,499	$93,662
GAAP Operating Profit	19.4%	22.3%	13.6%	16.3%	9.9%
Amortization of acquisition intangibles	6,470	6,722	7,630	20,420	33,763
Stock-based compensation expense - COGS	200	254	220	695	589
Stock-based compensation expense - R&D	9,343	7,830	6,761	24,413	20,845
Stock-based compensation expense - SG&A	4,617	5,675	4,200	14,597	15,672
Restructuring costs	1,323	-	-	1,323	-
Non-GAAP Operating Income	$94,632	$107,157	$63,052	$224,947	$164,531
Non-GAAP Operating Profit	25.3%	27.6%	19.4%	22.5%	17.4%

Operating Expense Reconciliation
GAAP Operating Expenses	$124,826	$121,257	$118,939	$364,433	$379,196
Amortization of acquisition intangibles	(6,470)	(6,722)	(7,630)	(20,420)	(33,763)
Stock-based compensation expense - R&D	(9,343)	(7,830)	(6,761)	(24,413)	(20,845)
Stock-based compensation expense - SG&A	(4,617)	(5,675)	(4,200)	(14,597)	(15,672)
Restructuring costs	(1,201)	-	-	(1,201)	-
Non-GAAP Operating Expenses	$103,195	$101,030	$100,348	$303,802	$308,916

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$197,505	$207,933	$163,180	$527,932	$472,858
GAAP Gross Margin	52.7%	53.5%	50.3%	52.7%	50.0%
Stock-based compensation expense - COGS	200	254	220	695	589
Restructuring costs - COGS	122	-	-	122	-
Non-GAAP Gross Profit	$197,827	$208,187	$163,400	$528,749	$473,447
Non-GAAP Gross Margin	52.8%	53.5%	50.4%	52.8%	50.1%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$5,996	$12,148	$2,381	$19,577	$705
GAAP Effective Tax Rate	8.0%	13.7%	7.4%	11.6%	0.8%
Adjustments to income taxes	4,871	3,417	7,003	11,091	27,983
Non-GAAP Tax Expense	$10,867	$15,565	$9,384	$30,668	$28,688
Non-GAAP Effective Tax Rate	11.3%	14.3%	14.5%	13.3%	17.0%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.10	$0.20	$0.04	$0.32	$0.01
Adjustments to income taxes	0.08	0.06	0.12	0.18	0.45
Non-GAAP Tax Expense	$0.18	$0.26	$0.16	$0.50	$0.46

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Dec. 28,	Mar. 30,	Dec. 29,
	2019	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$342,301	$216,172	$219,319
Marketable securities	13,098	70,183	59,793
Accounts receivable, net	175,937	120,656	142,135
Inventories	137,920	164,733	167,879
Other current assets	45,345	53,239	51,151
Total current Assets	714,601	624,983	640,277

Long-term marketable securities	250,162	158,968	165,063
Right-of-use lease assets	141,348	-	-
Property and equipment, net	174,390	186,185	191,324
Intangibles, net	47,133	67,847	76,389
Goodwill	285,904	286,241	286,678
Deferred tax asset	9,183	8,727	13,131
Other assets	24,819	19,689	24,003
Total assets	$1,647,540	$1,352,640	$1,396,865

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$98,835	$48,398	$108,022
Accrued salaries and benefits	34,228	29,289	23,566
Other accrued liabilities	45,248	37,853	38,175
Total current liabilities	178,311	115,540	169,763

Non-current lease liability	133,993	-	-
Non-current income taxes	72,422	78,309	78,532
Other long-term liabilities	2,934	18,551	18,769

Stockholders' equity:
Capital stock	1,417,646	1,363,736	1,349,941
Accumulated deficit	(157,869)	(222,430)	(217,871)
Accumulated other comprehensive income (loss)	103	(1,066)	(2,269)
Total stockholders' equity	1,259,880	1,140,240	1,129,801
Total liabilities and stockholders' equity	$1,647,540	$1,352,640	$1,396,865

Prepared in accordance with Generally Accepted Accounting Principles

Contacts

Investors:
Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
Investor.Relations@cirrus.com